STOCK OPTION AGREEMENT
July 18, 2007

THIS STOCK OPTION AGREEMENT (“Agreement”) is entered into by and between AMARILLO BIOSCIENCES, INC. (“ABI”), and COMMONWEALTH ASSOCIATES as Optionee (“Optionee”), as contemplated by that certain Consulting Agreement of even date, between ABI and Optionee.

WHEREAS, ABI and Optionee desire to enter into this Agreement to evidence the grant of options, and to set forth the terms of the Options granted to Optionee;

THEREFORE, in consideration of the mutual covenants and agreements herein expressed, and for other good and adequate consideration the receipt and sufficiency of which are evidenced by the execution hereof, ABI and Optionee hereby agree as follows:

I.
ADDITIONAL DEFINITIONS

“33 Act” shall mean the Securities Act of 1933.

II.
THE AWARD

This Agreement shall evidence the grant and award to Optionee of Options to purchase following shares of the voting common stock of ABI (the “Shares”):

Number of Shares	Effective Date of Grant	Exercise Price

1,000,000	July 18 , 2007	$0.20

The Options vest immediately, and are exercisable during a period of twelve (12) months from the date of this Agreement.

III.
REORGANIZATION OF ABI

In the event of a Reorganization of ABI as defined below, Optionee shall be given notice of such details of the Reorganization as are available to ABI, and shall have a period of thirty (30) days after receipt of such notice during which to exercise the Options. If Optionee does not exercise the Options within said thirty (30) day period, the Options shall lapse in their entirety, and be of no further force or effect.

As used herein, “Reorganization” shall be any merger, consolidation, conversion, combination, split-up, or sale of all or substantially all of the assets of ABI which has been approved by the shareholders, or any combination of the foregoing.

IV.
ADJUSTMENTS

In the event of any change in the outstanding Common Stock by reason of a stock dividend or distribution, stock split, reverse stock split, reclassification, or other similar event (excepting, however, any Reorganization as defined in Article III, above), the number of shares of Common Stock subject to Options, and the Option Price of the Options, shall be appropriately adjusted.

Stock Option Agreement
July 18, 2007

V.
GENERAL RESTRICTIONS

Upon exercise of any of the Stock Options by Optionee, the Shares shall be issued to Optionee subject to any applicable restrictions under federal or state securities laws and regulations promulgated thereunder, and Optionee agrees to accept the Shares subject to such restrictions, and bearing any required or appropriate legends. There is no assurance that a market for the Shares will be available, although at the time of this Agreement, the common stock of ABI is traded on the over-the-counter bulletin board. Currently, Rule 144 promulgated under the 33 Act is available to permit sale of shares held for at least one (1) year; however, there is no assurance that ABI’s securities will continue to qualify for resale pursuant to Rule 144, and if at some point ABI should cease filing public reports under the Securities and Exchange Act of 1934, Rule 144 would no longer be available. By entering into this Stock Option Agreement, ABI makes no representation that its securities will continue to qualify for resale under Rule 144, nor that its securities will continue to be traded on the over-the-counter bulletin board, or any other exchange.

VI.
ASSIGNABILITY

The Options shall not be assignable or transferable by Optionee except to a person or entity approved by ABI in writing.

Although limited transferability is allowed under the above-described conditions, Optionee should consult with competent tax and securities counsel before transferring options. It may be necessary to make appropriate disclosures to transferees, regarding lack of marketability. In addition, transfers of Options for value may cause Optionee to recognize taxable income.

VII.
ISSUANCE OF SHARES

As soon as practicable after receipt of payment, ABI shall deliver to the Optionee a certificate or certificates evidencing the Shares. The Optionee shall become a shareholder of ABI with respect to common stock represented by certificates so issued and as such shall be fully entitled to receive dividends, to vote and to exercise all other rights of a shareholder.

VIII.
RULE 16b-3 EXEMPTION

The Options shall comply with the applicable provisions of Rule 16b-3 promulgated under the Securities and Exchange act of 1934, or any successor provision, and shall be deemed to contain such additional conditions or restrictions as may be required thereunder to qualify for the maximum exemption from Section 16 of the 1934 Act with respect to transactions regarding the Options or the underlying common stock.

IX.
REGISTRATION RIGHTS

If at any time prior to the expiration of five (5) years from the date of this Agreement ABI files a registration statement under the 33 Act (including a post-effective amendment to a previous registration statement) which relates to a current offering of securities of any security holder of ABI (except in connection with an offering on Forms S-4 or S-8, or any other inappropriate form(s)), ABI shall offer to Optionee the opportunity to register or qualify the Shares by inclusion in the registration statement. ABI shall give 30 days prior written notice to Optionee of ABI’s intention to file a registration statement under the 33 Act, which notice shall constitute an offer to Optionee to have its Shares included in such registration statement, and Optionee shall notify ABI in writing within ten days thereafter if Optionee desires to accept such offer. Neither the delivery of such notice nor the acceptance by Optionee of such offer shall obligate ABI to file such registration statement and, notwithstanding the actual filing of the registration statement, ABI may at any time prior to its effectiveness elect not to pursue the registration without liability to Optionee.

Stock Option Agreement
July 18, 2007

In the event of any registration under the 33 Act of any of the Shares pursuant to this Article, Optionee shall be responsible for the registration costs associated with the blue sky registration of the Shares in any state in which ABI is not already registering shares of its common stock.

In the event of any registration under the 33 Act of any of the Shares underlying this Option, Optionee will be responsible for ensuring that the Shares are sold in strict compliance with the registration statement (including, without limitation, the plan of distribution to be included therein) and all other applicable federal and state securities laws and regulations.

The Shares underlying this Option may be excluded from a registration statement at the reasonable election of ABI in the event all information essential for ABI and its counsel to prepare the registration statement is not furnished by Optionee, after Optionee, upon written request of ABI or its counsel, has been given a reasonable amount of time (not less than ten business days from the date such request has been sent to Optionee) to transmit the requested information to ABI and/or its counsel.

In the event of any registration of the Shares under the 33 Act pursuant to this Article, Optionee agrees to indemnify and hold harmless ABI and each affiliate and controlling person, as defined by the 33 Act, of ABI, each officer or employee of ABI who signs the registration statement, each director of ABI, each underwriter, and any and all affiliates and controlling persons, as defined by the 33 Act, of such persons against any and all losses, claims, damages or liabilities and will reimburse ABI and each of the foregoing persons for any losses, claims, damages or liabilities and for any legal or any other expenses incurred by each such person, if the statement or omission in respect of which such loss, claim, damage or liabilities is asserted was made in reliance upon and in conformity with information furnished to ABI in writing, by Optionee or on Optionee’s behalf specifically for use in connection with the preparation of such registration statement or the related prospectus.

X.
NO RIGHTS AS A SHAREHOLDER

Optionee shall have no rights as a shareholder with respect to the Shares unless and until certificates evidencing the Shares shall have been issued to Optionee.

XI.
TAX WITHHOLDING

Upon the exercise of any of the Options, ABI shall have the right to require Optionee to pay to ABI the amount of any taxes that are required by law to be withheld with respect to such exercise.

Stock Option Agreement
July 18, 2007

XII.
TAX CONSIDERATIONS

ABI does not and will not render tax advice to Optionee. Optionee represents that he will consult his own tax advisor with respect to the tax aspects of both the exercise of the Options, and the disposition of the Shares. The Options are not qualified stock options within the meaning of the Internal Revenue Code of 1986, and therefore, the exercise of the Options may be expected to be a taxable event.

XIII.
ENTIRE AGREEMENT

This Agreement is the only such agreement in force between ABI and Optionee regarding options granted on the dates of grant hereinbefore shown.

IN WITNESS WHEREOF, this Agreement is executed as of the date first above written.

ABI:

AMARILLO BIOSCIENCES, INC.

By:	/s/ Joseph M. Cummins
Joseph M. Cummins, CEO and President

OPTIONEE:

COMMONWEALTH ASSOCIATES

By:	/s/ Robert O. Sullivan
Robert O’Sullivan, CEO and President

Stock Option Agreement
July 18, 2007